Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-127324 and No. 333-178650) of Expedia Group, Inc. of our report dated June 17, 2024, relating to the financial statements and supplemental information of the Expedia Retirement Savings Plan (the "Plan") appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2023.

/s/ Moss Adams LLP

Portland, Oregon
June 17, 2024